UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 18, 2016
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Acquisition of Landings of Brentwood
On May 18, 2016 (the “Closing Date”) Steadfast Apartment REIT, Inc. (the "Company"), through STAR Brentwood, LLC (“STAR Brentwood”), an indirect, wholly-owned subsidiary of the Company, acquired from a third-party seller a fee simple interest in a 724-unit multifamily residential community located in Brentwood, Tennessee, commonly known as Landings of Brentwood (the “Brentwood Property”). STAR Brentwood acquired the Brentwood Property for an aggregate purchase price of $110,000,000, excluding closing costs. STAR Brentwood funded the payment of the purchase price for the Brentwood Property with a portion of the remaining proceeds from the Company’s public offering.
On May 18, 2016, the Company distributed a press release announcing the completion of the acquisition of the Brentwood Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Secured Revolving Line of Credit
On May 18, 2016, the Company entered into a secured revolving line of credit with PNC Bank, National Association for an amount of up to $65,000,000, which is secured by the Brentwood Property.

The information furnished under Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Press Release regarding the Acquisition of the Brentwood Property, dated May 18, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	May 18, 2016	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer

EXHIBIT INDEX

Exhibits    Description

99.1	Press Release regarding the Acquisition of the Brentwood Property, dated May 18, 2016